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                                                                    EXHIBIT 10.3

                            NETFRAN DEVELOPMENT CORP.

TO:      Dellray Lefevere

FROM:    Elliot Krasnow

DATE:    February 15, 2002

This will confirm your commissions on franchise sales:

You shall be entitled to a commission on our franchise sales revenues during the term of your employment as follows:

         (a) 5% of selling price on sales of franchise rights for which you were the procuring party.

         (b) 2% override commission on sales of franchise rights on which you were not the procuring party.

         (c) No commission shall be earned on the Company's franchise royalty, advertising, marketing, product and service revenues, it being understood that your commissions are payable only on the initial sale of franchises and only upon receipt of the entire proceeds of such sales.

Please confirm your approval of the foregoing by signing below and returning for our records.

THE ABOVE IS APPROVED:



 s/Dellray Lefevere
----------------------
DELLRAY LEFEVERE

Date:    February 15, 2002